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                                                              Exhibit 23.3


ERNST & YOUNG






CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 17, 2000, in the Registration Statement (Form
F-1) and related Prospectus of Gemini Genomics plc for the registration of 12,000,000 ordinary shares, in the form of ADSs.




/s/Ernst & Young
   -------------


Cambridge, England
June 20, 2000